Exhibit 3.53

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Hope Andrade Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING

OF

Cowtown Gas Processing Partners L.P.

800636089

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Amendment for the above named entity has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

Dated: 09/27/2012

Effective: 09/27/2012

Hope Andrade Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/
Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Lisa Jones	TID:10303	Document: 445485300002

Form 412		This space reserved for office use.
(Revised 05/11)
Submit in duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697	Amendment to Registration
512 463-5555	of a
FAX: 512/463-5709	Foreign Limited Partnership
Filing Fee: $150

Entity Information

1. The legal name of the foreign limited partnership is:

Cowtown Gas Processing Partners L.P.

State the name of the entity as currently shown in the records of the secretary of state.

2. If the limited partnership attained its registration under an assumed name, the qualifying assumed name as shown on the records of the secretary of state is:

3. The registration was issued to the foreign limited partnership on:	03/31/2006
mm/dd/yyyy
The file number issued to the entity by the secretary of state is:	800636089

Amendments to Application

4. The registration is amended to change the legal name of the foreign limited partnership as amended in the entity’s jurisdiction of formation. The new name is:

5. The new name of the entity is not available for use in Texas or fails to include an appropriate organizational designation. Or, the entity wishes to amend the qualifying assumed name stated on its application for registration or amended registration. The assumed name the entity elects to adopt for purposes of maintaining its registration is:

6. The registration is amended to change the business or activity stated in its application for registration or amended registration. The business or activity that the entity proposes to pursue in this state is:

The entity certifies that it is authorized to pursue the same business or activity under the laws of the entity’s jurisdiction of formation.

Form 412

TX106 - 06/13/2011 C T System Online

7. The foreign limited partnership amends its registration to add, delete, or change the name of a general partner stated in its application for registration or amended registration in order to reflect the following changes.

7A. ☐  The partnership has admitted a new general partner whose name and address are:

Name of New General Partner

Street or Mailing Address of New Partner	City	State	Country	Zip Code

7B. ☐  The person named below has withdrawn as a general partner of the limited partnership.

Name of Withdrawn General Partner

7C. ☐  The partner named below has undergone a change of name.

Name of general partner as currently shown on the records of the secretary of state.

The new name and current address of the partner are set forth below:

New Name of General Partner

Street or Mailing Address	City	State	Country	Zip Code

Other Changes to the Application for Registration

8. The foreign filing entity desires to amend its application for registration to make changes other than or in addition to those stated above. Statements contained in the original application or any amended application are identified by number or description and changed to read as follows:

 New Address Change for principal place of business:

 700 Louisiana Street, Suite 2060

 Houston, Texas 77002

 Delete Old Change for principal place of business:

 717 Texas Avenue, Suite 3150

 Houston, Texas 77002

Form 412

TX106 - 06/13/2011 C T System Online

Effectiveness of FiIing (Select either A, B, or c.)

A. ☒  This document becomes effective when the document is filed by the secretary of state.

B. ☐  This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐  This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

 Change of Address

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date:      09-14-2012

By:	Crestwood Gas Services Operating GP LLC

/s/ Kelly J. Jameson
Signature of authorized person

Kelly J. Jameson, Senior Vice President and Secretary
Printed or typed name of authorized person (see instructions)

Form 412

TX106 - 06/13/2011 C T System Online

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